                                                                      EXHIBIT 11

                                  COMPUSA INC.
                                 COMPUTATION OF
              INCOME (LOSS) PER COMMON AND COMMON EQUIVALENT SHARE
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                                     THIRTY-NINE
                                                                       THIRTEEN WEEKS ENDED          WEEKS ENDED
                                                                     ------------------------  ------------------------
                                                                      MARCH 27,    MARCH 28,    MARCH 27,    MARCH 28,
                                                                        1999         1998         1999         1998
                                                                     -----------  -----------  -----------  -----------
Common shares issued at beginning of period........................      93,943       92,478       93,373       91,763
Weighted average number of common shares issued during the
  period...........................................................          88          421          525          645
Weighted treasury shares during the period.........................      (2,478)      (1,381)      (2,497)        (881)
                                                                     -----------  -----------  -----------  -----------
Weighted average common shares.....................................      91,553       91,518       91,401       91,527
Incremental shares related to assumed exercise of stock options....          --        3,174        1,410        3,711
                                                                     -----------  -----------  -----------  -----------
Weighted average common shares assuming dilution...................      91,553       94,692       92,811       95,238
                                                                     -----------  -----------  -----------  -----------
                                                                     -----------  -----------  -----------  -----------

Net (loss) income..................................................   $  (4,940)   $  25,438    $  18,771    $  82,964

Basic (loss) earnings per share....................................   $   (0.05)   $    0.28    $    0.21    $    0.91
Diluted (loss) earnings per share..................................   $   (0.05)   $    0.27    $    0.20    $    0.87

                                       30